Exhibit 3.168

SINGLE MEMBER OPERATING AGREEMENT

OPERATING AGREEMENT
OF
UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC

Members

	Aggregate Percentage Interest		Cash Contributed or Agreed Value of Other Property or
Name, Address, SSN	Financial	Governance	Services Contributed
Symbion, Inc. 40 Burton Hills Blvd. Suite 500 Nashville, Tennessee 37215 FEIN: 62-1625480	100%	100%	$

ATTEST: The above information is true, complete and correct this the 29 day of December, 2004.

/s/ R. Dale Kennedy
Secretary

SINGLE MEMBER OPERATING AGREEMENT

UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
OPERATING AGREEMENT

Parties to Contribution Agreements

Name, Address, SS#	Class of Membership Interest and Percentage Interest to be Acquired	Amount of Cash or Value of Property or Services Required to be Contributed	Time at Which Contribution is Required to be Made

ATTEST: The above information is true, complete and correct this the 29 day of December, 2004.

/s/ R. Dale Kennedy
Secretary

SINGLE MEMBER OPERATING AGREEMENT

UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
OPERATING AGREEMENT

Parties to Contribution Allowance Agreements

Name, Address, SS#	Class of Membership Interest and Percentage Interest Able to be Acquired	Amount of Cash or Value of Property or Services that must be Contributed to Acquire Interest	Time at Which Contribution is to be Made

ATTEST: The above information is true, complete and correct this the 29 day of December, 2004.

/s/ R. Dale Kennedy
Secretary

SINGLE MEMBER OPERATING AGREEMENT

UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
OPERATING AGREEMENT

Assignees of Financial Rights

Name, Address, SS#	Name of Assignor	Amount of Financial Rights Assigned

ATTEST: The above information is true, complete and correct this the 29 day of December, 2004.

/s/ R. Dale Kennedy
Secretary

SINGLE MEMBER OPERATING AGREEMENT

UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
OPERATING AGREEMENT

Managers

Chief Manager and President:	Gregg Stanley

Chief Financial Officer
Secretary and Treasurer:	Darrell Naish

Chief Development Officer
and Sr. Vice President:	William V. B. Webb

Vice President	Kenneth C. Mitchell

Governors:	Clifford G. Adlerz
R. Dale Kennedy
Kenneth C. Mitchell

Principal Executive Office:	40 Burton Hills Blvd.
Suite 500
Nashville, Tennessee 37215

Except as provided herein, the LLC shall be controlled by the default rules of the Act and the provisions of the Articles. The LLC shall be board-managed. The Membership Interests (Financial Rights and Governance Rights) are as set forth herein. In order to make a distribution greater than the amount required to pay federal income taxes on the income of the LLC, all distributions shall require the consent of a majority of the Governors. There shall, to the extent reasonably possible, be annual distributions equal to the federal tax on the taxable income of the LLC. Membership Interests and Financial Rights may only be assigned upon the Majority Vote of the Governors. New Members may only be admitted on a Majority Vote of the Governors. For these purposes, “Majority Vote” shall mean a majority of the Governance Rights entitled to vote on the matter, or with respect to Governors, a majority in number of Governors entitled to vote, whether or not present at a meeting. The only dissolution events shall be the having of no Members or a Majority Vote of the Members to dissolve the LLC.

This the 29th day of December, 2004.

SYMBION, INC.

By:	/s/ Kenneth C. Mitchell
Kenneth C. Mitchell
Chief Financial Officer and Senior Vice President of Finance

ATTEST: The above information is true, complete and correct this the 29 day of December, 2004.

/s/ R. Dale Kennedy
Secretary